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                                                                  Exhibit (a)(2)

                            AETNA SERIES FUND, INC.

                             ARTICLES OF AMENDMENT

     AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: The charter of the Corporation as currently in effect (the "Charter") is hereby amended to change the name of the Corporation from "Aetna Series Fund, Inc." to "ING Series Fund, Inc."

     SECOND: The Charter is hereby further amended to change the name or other designation of certain series of stock of the Corporation (each a "Fund") as follows:

     a) Aetna Ascent Fund is redesignated as ING Ascent Fund;

     b) Aetna Balanced Fund is redesignated as ING Balanced Fund;

     c) Aetna Bond Fund is redesignated as ING Bond Fund;

     d) Aetna Crossroads Fund is redesignated as ING Crossroads Fund;

     e) Aetna Government Fund is redesignated as ING Government Fund;

     f) Aetna Growth and Income Fund is redesignated as ING Growth and Income Fund;

     g) Aetna Growth Fund is redesignated as ING Growth Fund;

     h) Aetna Index Plus Large Cap Fund is redesignated as ING Index Plus Large Cap Fund;

     i) Aetna Index Plus Mid Cap Fund is redesignated as ING Index Plus Mid Cap Fund;

     j) Aetna Index Plus Protection Fund is redesignated as ING Index Plus Protection Fund;

     k) Aetna Index Plus Small Cap Fund is redesignated as ING Index Plus Small Cap Fund;

     l) Aetna International Fund is redesignated as ING International Growth
        Fund;

     m) Aetna Legacy Fund is redesignated as ING Legacy Fund;

     n) Aetna Money Market Fund is redesignated as ING Aeltus Money Market Fund;

     o) Aetna Principal Protection Fund I is redesignated as ING Classic Protection Fund;

     p) Aetna Principal Protection Fund II is redesignated as ING Classic Protection Fund II;


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     (q)  Aetna Principal Protection Fund III is redesignated as ING Classic
          Protection Fund III;

     (r) Aetna Principal Protection Fund IV is redesignated as ING Classic Protection Fund IV;

     (s)  Aetna Small Company Fund is redesignated as ING Small Company Fund;

     (t)  Aetna Technology Fund is redesignated as ING Technology Fund; and

     (u) Aetna Value Opportunity Fund is redesignated as ING Value Opportunity Fund.

     Such redesignations are to apply to all issued and outstanding and authorized but unissued shares of each Fund set forth above.

     THIRD: The change in the name or other designation of the Funds set forth in Article SECOND does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of any Fund.

     FOURTH: The amendments to the Charter herein set forth were duly approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FIFTH: The amendments to the Charter herein set forth do not increase the authorized stock of the Corporation.

     IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.


(CORPORATE SEAL)                   AETNA SERIES FUND, INC.

Attest:



/s/ Michael Gioffre                By: /s/ J. Scott Fox
_____________________________      __________________________________
Michael Gioffre                    J. Scott Fox
Secretary                          President


Date: February 26, 2002
      _______________________

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